SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement                [ ]  Confidential, For Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                       MILLENNIUM BANKSHARES CORORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

--------------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                    [MILLENNIUM BANKSHARES CORPORATION LOGO]


Dear Shareholder:

         You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Millennium Bankshares Corporation to be held on Thursday, May 2, 2002 at 3:00 p.m. at the Reston Community Center, 1609A Washington Plaza, Reston, Virginia.

         At the Annual Meeting, you will be asked to elect five (5) directors for terms of three years each and to ratify the appointment of independent auditors for Millennium Bankshares Corporation for 2002. Enclosed with this letter are a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

         Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

         We hope you will participate in the Annual Meeting, either in person or by proxy.

                                Sincerely,

                                /s/ Carroll C. Markley

                                Carroll C. Markley
                                Chairman, President & Chief Executive Officer




Reston, Virginia
April 3, 2002

                    [MILLENNIUM BANKSHARES CORPORATION LOGO]

                              1601 Washington Plaza
                             Reston, Virginia 20190



                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               -------------------

         The Annual Meeting of Shareholders (the "Annual Meeting") of Millennium Bankshares Corporation will be held on Thursday, May 2, 2002 at 3:00 p.m. at the Reston Community Center, 1609A Washington Plaza, Reston, Virginia, for the following purposes:

         1. To elect five (5) directors to serve for terms of three years each expiring at the 2005 annual meeting of shareholders;

         2. To ratify the appointment of the firm of Thompson, Greenspon & Company, P.C. as independent auditors for Millennium Bankshares Corporation for the fiscal year ending December 31, 2002; and

         3. To act upon such other matters as may properly come before the Annual Meeting.

         Only holders of shares of common stock of record at the close of business on March 20, 2002, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.


                                             By Order of the Board of Directors

                                             /s/ Kelly Marsh

                                             Kelly Marsh
                                             Secretary


April 3, 2002

                        MILLENNIUM BANKSHARES CORPORATION
                              1601 Washington Plaza
                             Reston, Virginia 20190



                                 PROXY STATEMENT


         This Proxy Statement is furnished to holders of the common stock, par value $5.00 per share, of Millennium Bankshares Corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 2, 2002 at 3:00 p.m. at the Reston Community Center, 1609A Washington Plaza, Reston, Virginia, and any duly reconvened meeting after adjournment thereof.

         Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about April 3, 2002 to all shareholders entitled to vote at the Annual Meeting.

         The cost of soliciting proxies for the Annual Meeting will be borne by us. We do not intend to solicit proxies otherwise than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of common stock.

         On March 20, 2002, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 3,685,478 shares of common stock issued and outstanding. Each outstanding share of common stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of the shares of common stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

         A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, "Abstentions") with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item.

         A broker who holds shares in "street name" has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a "broker nonvote." Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to us of such inability to vote, broker nonvotes will not be counted for purposes of determining the existence of a quorum, and also will not be counted as voting in favor of or against the particular matter.

         The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.



                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Five directors will be elected at the Annual Meeting. The individuals listed below are nominated by the Board of Directors for election at the Annual Meeting. Ten other directors are serving terms that end in either 2003 or 2004, as indicated below.

         The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the five nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

         Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

         The following biographical information discloses each nominee's age and business experience in the past five years and the year that each individual was first elected to the Board of Directors:

        Nominees for Election of "Class C" Directors for Terms Expiring in 2005

Stewart R. Little, 48, has been a director since November 1998.
         Mr. Little is the owner of and has served as president of SRL, Inc., a company that serves Native American organizations in the areas of Information Technology and Business/Management consulting since 1995.

David B. Morey, 54, has been a director since November 1998.
         Mr. Morey has been a mortgage loan officer with Millennium Bank, N.A. in Reston, Virginia since 2001. During 2000 and 2001, he served as president and served on the board of Next Generation Media, Inc., a public corporation, and was president of United Marketing Solutions, Inc., a wholly owned subsidiary of Next Generation Media, Inc. From 1985 until 1999, he was president of Ameriprint, Inc. In February 2000, an involuntary bankruptcy petition was filed with respect to Ameriprint. The filing has resulted in a Chapter 7 liquidation of the company.

Gregory L. Oxley, 52, has been a director since November 1998.
         Mr. Oxley presently serves as president of Millennium Title, LLC, a real estate settlement agency and title insurance agency, and as a partner in Dain Oxley Markley and Nicoli, PLLC in the capacity of "Of Counsel." He was formerly president of Dulles Title and Escrow, Inc., and secretary/treasurer of Millennium Title, Inc., both real estate settlement agents and title insurance agencies in Reston, Virginia, from 1996 and 1998, respectively, until 2002.

Rolando J. Santos, M.D., 61, has been a director since November 1998.
         Dr. Santos is a medical doctor and has been practicing in Springfield, Virginia in private practice since 1970.

Ronald W. Torrence, 62, has been a director since November 1998.
         Mr. Torrence has been president of Torrence Associates, Inc., a small business financial and marketing consulting firm in McLean, Virginia for thirty years.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

               Incumbent "Class A" Directors with Terms Expiring in 2003

Bronson Ford Byrd, 56, has been a director since November 1998.
         Mr. Byrd has been the CEO and president of Creative Sports Technologies, Inc. in Reston, Virginia, a company providing high-tech patented products to the sports industry, since 2000. From 1991 to 2000, he was in private practice of law, providing legal services in the areas of business law, commercial litigation and real estate transactions. Mr. Byrd served as a director of First Patriot Bankshares Corporation in Reston, Virginia from 1990 until the acquisition of the company in 1997.

Thomas J. Chmelik, 39, has been a director since November 1998.
         Mr. Chmelik has served as treasurer of the Company and Chief Financial Officer of Millennium Bank since 1998. He was previously employed by National Bank of Commerce in Tanzania, Africa from 1995 through 1998 where he served in the capacity of chief financial officer.

Andrew E. Kauders, 58, has been a director since November 1998.
         Mr. Kauders retired from the self-storage industry in which he worked from 1982 through 1997. His career included the construction and operation of two self-storage facilities.

Carroll C. Markley, 63, has been a director since November 1998.
         Mr. Markley has been the founding chairman, president, and CEO of the Company and Millennium Bank since 1998. He was the founding president and CEO of First Patriot Bankshares Corporation and Patriot National Bank from 1990 until its sale in 1997. He also served as chairman and CEO of United Bank in Reston, Virginia in 1997 and 1998.

Derek A. Tidman, Ph.D., 71, has been a director since November 1998.
         Dr. Tidman has owned and served as president of Advanced Launch Corporation, a scientific research and development company in McLean, Virginia, since 1994.

           Incumbent "Class B" Directors with Terms Expiring in 2004

L. James D'Agostino, 50, has been a director since November 1998.
         Mr. D'Agostino has been an attorney with the law firm of Reed Smith LLP in Vienna, Virginia since 1998. He was previously employed by the law firm of Wickwire Gavin, P.C.

Jay W. Khim, Ph.D., 61, has been a director since November 1998.
         Dr. Khim is currently the founder and CEO of JWK International Corporation, a high-tech systems integration and professional services company founded in 1973.

Arthur J. Novick, D.D.S., 56, has been a director since November 1998.
         Dr. Novick is the president of the professional dental corporation of Novick, Hartz and Hall in Reston, Virginia where he has been providing dental services since 1972.

Robert T. Smoot, 50, has been a director since November 1998.
         Mr. Smoot has been employed by the Department of Veterans Affairs in Washington D.C. since 1981. He has also been active in real estate development and management as an owner of C Squared Management & Development in Great Falls, Virginia since 1996.

Douglas K. Turner, 59, has been a director since November 1998.
         Mr. Turner founded and serves as chairman of CMS Information Services, Inc., in Vienna, Virginia a company that provides PC based custom software and systems design, development, and support for business applications.

Executive Officers Who Are Not Directors

         Kelly E. Marsh, 28, is the corporate secretary of the Company. Ms. Marsh has also served as executive vice president of Millennium Bank since 1999 overseeing bank operations, information technology, marketing, and human resources. Prior to joining Millennium, Ms. Marsh was the corporate secretary of Patriot National Bank in Reston, Virginia from 1994 to 1998.

Security Ownership of Management

         The following table sets forth, as of February 28, 2002, certain information with respect to beneficial ownership of shares of common stock by each of the members of the Board of Directors, by each of the executive officers named in the "Summary Compensation Table" below (the "named executive officers") and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.



                                                                    Common Stock             Percentage
             Name                         Address            Beneficially Owned (1) (2)       of Class
             ----                         -------            --------------------------       --------

Bronson Ford Byrd          17723 Tranquility Road                       65,264                 1.76%
                           Purcellville, Virginia 20132

Thomas J. Chmelik          2807 John Marshall Drive                     44,616                 1.20%
                           Arlington, Virginia 22207


                                   4

L. James D'Agostino        1122 Litton Lane                             24,380                 0.66%
                           McLean, Virginia 22101

Andrew E. Kauders          122 Oyster House Circle                      95,200                 2.55%
                           Burgess, Virginia 22432

Jay W. Khim                1 Korea Lane                                 61,240                 1.65%
                           Middleburg, Virginia 22117

Stewart R. Little          5501 Seminary Road, Unit 1215                61,390                 1.65%
                           Falls Church, Virginia 22041

Carroll C. Markley         11776 Stratford House Way                   216,685                 5.70%
                           Reston, Virginia 20190

David B. Morey             1416 Rosewood Hill Drive                     72,520                 1.95%
                           Vienna, Virginia 22182

Arthur J. Novick           11300 Stoneledge Court                       90,930                 2.45%
                           Reston, Virginia 20191

Gregory L. Oxley           10200 Forest Lake Drive                      93,810                 2.51%
                           Great Falls, Virginia 22066

Rolando J. Santos          7180 Wolf Run Shoals Road                    60,410                 1.63%
                           Fairfax Station, Virginia 22039

Robert T. Smoot            358 Gallop Wood Place                        92,736                 2.49%
                           Great Falls, Virginia 22066

Derek A. Tidman            6801 Benjamin Street                         76,376                 2.05%
                           McLean, Virginia 22101

Ronald W. Torrence         7325 Churchill Road                          72,234                 1.94%
                           McLean, Virginia 22101

Douglas K. Turner          506 Prince Street                            92,810                 2.50%
                           Alexandria, Virginia 22314

All present executive
  officers and directors as
  a group (16 persons)                                               1,257,501                29.35%

(1) Amounts disclosed include shares of common stock that certain directors have the right to acquire upon the exercise of stock options exercisable within 60 days, as follows: Mr. Byrd, 21,630; Mr. Chmelik, 31,600; Mr. D'Agostino, 750; Mr. Kauders, 680; Dr. Khim, 840; Mr. Little, 990; Mr. Markley, 52,905; Mr. Morey, 930; Mr. Novick, 1,040; Mr. Oxley, 910; Mr. Santos, 410; Mr. Smoot, 1,120; Mr. Tidman, 760; Mr. Torrence, 1,070; and Mr. Turner, 2,410.
(2) Amounts disclosed include shares of common stock that certain directors have the right to acquire upon the exercise of warrants, as follows:
         Mr. Byrd, 10,000; Mr. Chmelik, 5,000; Mr. D'Agostino, 10,000; Mr. Kauders, 40,000; Dr. Khim, 30,200; Mr. Little, 30,200; Mr. Markley, 63,500; Mr. Morey, 30,000; Mr. Novick, 30,000; Mr. Oxley, 45,200; Mr.
         Santos, 30,000; Mr. Smoot, 32,000; Mr. Tidman, 32,000; Mr. Torrence, 30,200; and Mr. Turner, 30,200.

Security Ownership of Certain Beneficial Owners

         The following table sets forth, as of February 28, 2002, certain information with respect to the beneficial ownership of shares of common stock by each person who owns, to our knowledge, more than five percent of the outstanding shares of common stock.

                                     Common Stock
                 Name         Beneficially Owned (1) (2)     Percentage of Class
                 ----         --------------------------     -------------------

Carroll C. Markley                      201,685                     5.70%
  11776 Stratford House Way
  Reston, Virginia 20190


(1) Amounts disclosed include 52,905 shares of common stock that Mr. Markley has the right to acquire upon the exercise of stock options exercisable within 60 days.
(2) Amounts disclosed include 63,500 shares of common stock that Mr. Markley has the right to acquire upon the exercise of warrants.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and any persons who own more than 10% of the outstanding shares of common stock, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of common stock. Officers and directors are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. We were not required to furnish reports during the fiscal year 2001.

The Board of Directors and its Committees

         There were 11 meetings of the Board of Directors in 2001. Each incumbent director, except for Drs. Khim and Santos and Messrs. Byrd and D'Agostino, attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2001.

         The Executive Committee is chaired by Mr. Markley and members include Messrs. Byrd, D'Agostino, Kauders, Khim, Morey, Novick, Oxley, Santos, Tidman, Torrence and Turner. Our bylaws empower the Executive Committee to exercise the full authority of the Board of Directors when it is not in session, except as otherwise provided in the Virginia Stock Corporation Act. The Executive Committee held two meetings during the year ended 2001.

         The Strategic Planning Committee is chaired by Mr. Torrence and members include Messrs. Little, Novick, and Smoot. The Strategic Planning Committee was formed by the Board of Directors to oversee our strategic growth and activities. The Strategic Planning Committee met two times during the year ended 2001.

         The Audit Committee is chaired by Mr. Smoot and members include Messrs. Little and Novick. The Audit Committee has been formed by the Board of Directors to safeguard the Company's assets and oversee the audit and compliance functions of us and our subsidiaries. The audit committee met seven times during the year ended 2001. Additional information with respect to the Audit Committee is discussed below under "Audit Information"

          We do not have standing compensation or nominating committees.


Director Compensation

         As compensation for their services to us, each member of the Board of Directors receives options to purchase thirty shares of common stock for each meeting of the Board and options to purchase twenty shares of common stock for each committee meeting attended. Stock options are fully exercisable at the grant date and expire ten years from the date of grant. Board members who are also officers do not receive any additional compensation above their regular salary for attending board or committee meetings. In 2001, our directors received options to purchase 4,530 shares of common stock in the aggregate as compensation for their services as directors of the Company.


Executive Compensation

         The following table shows, for the fiscal years ended December 31, 2001, 2000 and 1999, the cash compensation paid by us and our subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the named executive officers in all capacities in which they served:


                           Summary Compensation Table

                                                                                                 Long Term
                                                         Annual Compensation                   Compensation
                                                                                                Securities
             Name and                                                       Other Annual        Underlying
        Principal Position      Year      Salary ($)       Bonus ($)      Compensation ($)1    Options (#)2
        ------------------      ----      ----------       ---------      -----------------    ------------
Carroll C. Markley              2001         175,000         45,000              --                198,396
Chairman, President and         2000         150,000         45,000              --                 33,066
   Chief Executive Officer      1999         150,000         15,000              --                 --

Thomas J. Chmelik               2001         109,000            995              --                 43,000
Treasurer                       2000          87,000          --                 --                 23,000
                                1999          87,000          --                 --                 23,000

1 All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.
2 All share amounts have been adjusted to reflect a two-for-one stock split in October 2001.

Stock Options

         The following table sets forth for the year ended December 31, 2001, the grants of stock options to the named executive officers:

                        Option Grants In Last Fiscal Year

                                Number of            Percent of Total
                                Securities           Options Granted to
                             Underlying Options      Employees in Fiscal     Exercise or Base
Name                           Granted (#) (1)       Fiscal Year (%) (2)      Price ($/Share)     Expiration Date
----                           ---------------       -------------------      ---------------     ---------------

Carroll C. Markley                 33,066                   8.3%                   5.00           January 24, 2011
                                  165,330                  41.7%                   5.00           February 7, 2011

Thomas J. Chmelik                  23,000                   5.8%                   5.00           February 7, 2011
                                   20,000                   5.0%                   5.00           August 31, 2011


(1) Stock options were granted at or above the fair market value of the shares of common stock at the date of grant. 20% of the options become exercisable annually upon attainment of certain financial results for a period of five years. In years that options are not eligible to vest, they will be forfeited. All share amounts have been adjusted to reflect a two-for-one stock split in October 2001.
(2) Options to purchase 396,396 shares of common stock were granted to employees during the year ended December 31, 2001.


         No stock options were exercised by the named executive officers during 2001. The following table sets forth the amount and value of stock options held by the named executive officers as of December 31, 2001:

                          Fiscal Year End Option Values

                                               Number of
                                         Securities Underlying                 Value of Unexercised
                                        Unexercised Options at                 In-the-Money Options
                                          Fiscal Year End (#)               at Fiscal Year End ($)(1)
                                          -------------------               -------------------------

Name                                Exercisable       Unexercisable       Exercisable      Unexercisable
----                                -----------       -------------       -----------      -------------
Carroll C. Markley                       6,613            224,849              -0-               -0-

Thomas J. Chmelik                       13,800             75,200              -0-               -0-

   (1) The value of in-the-money options at fiscal year end was calculated by determining the difference between the fair market value a share of our common stock on December 31, 2001 ($5.00 per share) and the exercise price of the options ($5.00 per share). As of the close of business on February 28, 2002, the fair market value of our common stock was $6.90 per share.

   Employment Agreements

         On November 13, 1998, Carroll C. Markley entered into an employment contract to serve as Chairman, President and Chief Executive Officer on January 1, 1999 of both Millennium Bankshares Corporation and Millennium Bank and to perform such services and duties as each entity's Board of Directors may designate. Under the contract, Mr. Markley was entitled to an annual base salary of $150,000 with increases in base salary made at the discretion of the Boards of Directors. The Boards increased Mr. Markley's base compensation to $175,000 in January 2001. In addition, Mr. Markley is entitled to an annual bonus not to exceed 30% of his base salary, which will be based on Millennium's performance.

         The contract is for a term of three years and after completion of three full fiscal years of employment the contract will automatically renew for another three-year term. After completion of six full years of employment, the contract will be renegotiated. Mr. Markley serves at the discretion of the Boards of Directors. The contract also provides for certain non-competition covenants for a period of one-year following Mr. Markley's termination.

         In 2000 and 2001, we granted Mr. Markley an option to purchase shares of our common stock equal to 1.0% (33,066) of the number of shares and warrants originally issued by us (adjusted for a two-for-one stock split) based on our financial performance measurements being met in each of the prior years. In 2001, we amended the CEO's contract to allow for a one-time grant of an option to purchase 165,330 shares in lieu of future stock option grants under the current contract. All options have been granted at the current fair market value of such shares at the time of grant and will vest over the course of five years subject to certain performance based goals, specifically budgeted return on assets and total deposits as specified by the board of directors annually.

         The contract also allows for use of a vehicle owned by Millennium Bank and payment of country club dues. The CEO is also eligible for standard benefits, including life insurance, long-term disability coverage, major medical coverage and participation in the 401(k) plan.

Transactions with Management

         We lease our main office from 1601 Washington Plaza, LLC. Carroll C. Markley, our Chairman, President and CEO, and Thomas J. Chmelik, our Treasurer and one of our directors, act as managers of 1601 Washington Plaza, LLC, and Millennium Bank receives $12,000 per year for compensation for their services. There are 64 unit owners of 1601 Washington Plaza, LLC, all of whom are shareholders of Millennium. These unit owners include Bronson Ford Byrd, Andrew
E. Kauders, Carroll C. Markley, Arthur J. Novick, Gregory L. Oxley, Robert T. Smoot and Douglas K. Turner, all of whom are also directors of Millennium, and Kelly E. Marsh, our Corporate Secretary. We entered into this lease on November 1, 1999. The lease is for a ten-year term, and we have the option to renew the lease for an additional ten-year period. Our payments to 1601 Washington Plaza, LLC under this lease total approximately $196,000 per year. The terms of this lease are substantially similar to the terms of similar leases that are the result of "arms length" negotiations between unrelated parties, and the leasing rate is comparable to current market rates.

         We lease our branch office location in Herndon, Virginia from 1051 Elden Street, LLC. Carroll C. Markley and Thomas J. Chmelik act as managers of 1051 Elden Street, LLC and Millennium Bank receives $12,000 per year for compensation for their services. There are 32 unit owners of 1051 Elden Street, LLC, all of whom are shareholders of Millennium. These unit owners include Bronson Ford Byrd,

Andrew E. Kauders, Carroll C. Markley, Arthur J. Novick, Gregory L. Oxley and Robert T. Smoot. We entered into this lease on September 1, 2001. The lease is currently on a month-to-month basis, and we expect to enter into a new leasing arrangement when 1051 Elden Street, LLC has completed additional improvements to the property. Our payments to 1051 Elden Street, LLC under this lease total approximately $7,000 per month. The terms of this lease are substantially similar to the terms of similar leases that are the result of "arms length" negotiations between unrelated parties, and the leasing rate is comparable to current market rates.

         We sublease our loan office in Herndon, Virginia from Carroll C. Markley. We entered into this arrangement on April 5, 2000, and Mr. Markley has made this arrangement available to us on the same terms as the lease to him. Our payments to the landlord under this sublease total approximately $37,000 per year. This subleasing arrangement expires in May 2002. The terms of this sublease are substantially similar to the terms of similar leases that are the result of "arms length" negotiations between unrelated parties, and the leasing rate is comparable to current market rates.

         Gregory L. Oxley and Ian Markley, a director of Millennium Bank and son of Carroll C. Markley, are the owners of Dulles Title and Escrow, Inc. and Millennium Title, Virginia Real Estate Settlement Agencies and licensed Real Estate Title Insurance Agencies. Dulles Title and Millennium Title provide settlement services to Millennium Bank at fees that are customary for the services.

         Gregory L. Oxley and Ian Markley are principals in the law firm of Dain, Oxley, Markley & Nicoli, P.L.L.C. in Reston, Virginia. Dain, Oxley acts as counsel to Millennium and its subsidiaries.

         Some of our directors and officers are at present, as in the past, our customers, and we have had, and expect to have in the future, banking transactions in the ordinary course of our business with our directors and officers and their affiliates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

         There are no legal proceedings to which any of our directors or executive officers, or any of their affiliates, is a party that would be material and adverse to us.



                                  PROPOSAL TWO

                         RATIFICATION OF THE APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed, subject to shareholder approval, the firm of Thompson, Greenspon, and Company, P.C. as independent public accountants to audit the consolidated financial statements of Millennium Bankshares Corporation for the fiscal year ending December 31, 2002. Thompson,
Greenspon, and Company, P.C. has audited our financial statements since our inception in 1998. A majority of the votes cast by holders of the common stock is required for the ratification of the appointment of the independent public accountants.

         Representatives of Thompson, Greenspon and Company, P.C. are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPOINTMENT OF THOMPSON, GREENSPON AND COMPANY, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                                AUDIT INFORMATION

         The Board of Directors has adopted a written charter for the Audit Committee that is set forth in Exhibit A to this Proxy Statement. The members of the Audit Committee are independent as that term is defined in the listing standards of the National Association of Securities Dealers.

                     Fees of Independent Public Accountants

Audit Fees

         The aggregate amount of fees billed by Thompson, Greenspon, and Company, P.C. for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and the review of the financial statements included in our registration statement filed with the Securities and Exchange Commission for our initial public offering was $65,228.

Financial Information System Design and Implementation Fees

         There were no fees billed by Thompson, Greenspon, and Company, P.C. for professional services rendered to us for the fiscal year ended December 31, 2001, for the design and implementation of financial information systems.

All Other Fees

         There were no fees billed by Thompson, Greenspon, and Company, P.C. for non-audit services rendered to us for the fiscal year ended December 31, 2001.

                             Audit Committee Report

         Management is responsible for our internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

         In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from us and management. Moreover, the Audit Committee has considered whether the independent auditor's provision of other non-audit services to us is compatible with maintaining the auditor's independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, for filing with the SEC. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

                                         Audit Committee
                                              Robert T. Smoot, Chairman
                                              Stewart R. Little
                                              Arthur J. Novick
Reston, Virginia
March 11, 2002


                   PROPOSALS FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

         Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2003 annual meeting of shareholders must cause such proposal to be received, in proper form, at our principal executive offices at 1601 Washington Plaza, Reston, Virginia 20190, no later than December 5, 2002, in order for the proposal to be considered for inclusion in our Proxy Statement for that meeting. We presently anticipate holding the 2003 annual meeting of shareholders on May 1, 2003.

          Our Bylaws also prescribe the procedure that a shareholder must follow to nominate directors outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2003 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Company not less than 14 days and not more than 50 days prior to the date of the 2003 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. Any shareholder may obtain a copy of our Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated date of May 1, 2003 for the 2003 annual meeting of shareholders, we must receive any notice of nomination no later than April 17, 2003 and no earlier than March 12, 2003. Any proposal to bring other business before the 2003 annual meeting that is received by us after March 17, 2003 will be considered untimely for consideration at that meeting.


                                  OTHER MATTERS

         OUR  ANNUAL  REPORT  FOR THE  FISCAL  YEAR  ENDED  DECEMBER  31,  2001,
INCLUDING FINANCIAL STATEMENTS (THE "ANNUAL REPORT"), IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE ANNUAL REPORT MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO KELLY MARSH, SECRETARY, WHOSE ADDRESS IS 1601 WASHINGTON PLAZA, RESTON, VIRGINIA 20190. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                                                       Exhibit A

                        MILLENNIUM BANKSHARES CORPORATION
                             AUDIT COMMITTEE CHARTER

PREFACE

The Board of Directors has made a commitment to establishing and maintaining an effective internal control process by establishing the Audit Committee (the Committee). It also has defined the Committee's responsibilities and duties and has provided the Company's auditors and Chairman of the Board with full access to the records, documentation and reports of the Company and its subsidiaries.

The Committee is comprised of not less than three (3) external members of the Board of Directors, one of whom will be named Chairman by the Board of Directors. The members will be appointed each year for a one-year term.

The Committee will hold regular meetings in March, May, September and November. Special meetings may be called on an as needed basis.

The duties of the Committee include recommending an independent CPA firm to perform the annual examination of financial statements, approving the annual audit plan of all subsidiaries, reviewing reports of the external CPA firm and reviewing reports from the audit committee of each subsidiary, and making inquiries of the external CPA firm and to subsidiaries as to issues that should be brought to the attention of the committee.

The Committee is charged with safeguarding the Company and with overseeing the audit and compliance functions of the Company. To assist in fulfilling this charge, the following sections define the control and audit environment of the Company.

Internal Controls

The primary process for safeguarding any Company's assets is establishing and maintaining an effective system of internal controls. In establishing, modifying and maintaining the internal control process, management must assess the expected benefits and costs associated with the internal control system and its various elements. The objective of the system of internal controls is to provide management with reasonable, but not absolute, assurance that:

* Assets are safeguarded against waste, loss, unauthorized use and misappropriation.

*        Business   operations  are  in  compliance  with  applicable  laws  and regulations.

* Assets, liabilities, revenues and expenditures are properly recorded and accounted for to permit the preparation of reliable financial and statistical reports and to maintain accountability over the assets.

*        The Company's  programs are efficiently and effectively  carried out in
         accordance   with   management   policies  and   applicable   laws  and
         regulations.

Evaluation of Internal Controls

In order to develop an effective internal audit program, the components of the Company's operations and the related internal control environment must be evaluated and a level of risk (high, medium, low) assigned to each operational component. The Committee has delegated primary responsibility for this review to the general auditor of the Company. The evaluation process involves several factors:

* Review of the Federal Reserve Board examination reports on the bank holding Company

* Meetings with members of the subsidiaries management and board of directors concerning the components of the Company's operations

* Review of the external auditor's internal control questionnaire and management letter.

* Evaluating all information gathered, preparing a summary of risk levels and presenting the summary to the Audit Committee.

Once the levels of risk are accepted, a schedule of the proposed frequency of testing the various components of operations will be prepared and presented to the Committee.

Audit Programs and Scope

Each audit conducted will follow an audit program that will be developed based upon the existing internal control process and the perceived risk in the audited function. Results of testing may require that the program be modified during the course of the audit. Certain audits will be of a surprise nature. In other instances, the auditee will be advised in advance and the auditee's cooperation in preparing for the audit requested.

Each audit will test those internal control processes deemed appropriate to enable the auditor to report on the effectiveness of the internal control environment for the audited function.

All employees of the Company will be provided an audit statement that is included in the Company's personnel policies describing their responsibility with regard to audits. The statement describes the importance of Internal Audit and the expectation that staff will fully cooperate with the internal audit function.


Reporting of Audit Results

The results of each audit performed will be reported to the Chairman of the Board and to the Audit Committee of the Board of Directors. Included in the report of results will be the following items at a minimum:

*        Specific audit findings.

*        Audited processes without audit findings.

*        Response to the audit findings.

* Recommendations for changes. To the extent possible, management directly responsible for the audited function and the auditor will agree on change recommendations. When agreement between the auditor and the department audited cannot be reached, the position of each party will be presented in the report. The Chairman of the Board will then resolve the issue in the manner that best protects the Company's interests.

*        A timetable for implementation of approved changes.

*        Recommended timing of any required follow up review.

All audit reports will be presented to the committee and the Chairman of the Board for acceptance, approval of recommendations and the timetable for implementation.

At each Committee meeting, copies of audit reports completed since the last meeting will be provided to the Committee members.

Fraud, Defalcations, Misappropriation of Assets

The primary purpose of the audit program is to determine the adequacy of the internal control process and how it is functioning at the time of the audit. By its nature, the internal audit program cannot be relied upon to discover occurrences of fraud, defalcation or misappropriation of assets. Such discovery may occur as a result of an audit and the Chairman of the Board will be advised immediately and direction obtained as to steps to be taken. The Committee will be promptly made aware of any such discovery and the steps being taken by management.

Internal Review Program

This function provides internal measurement of compliance and the means by which the effectiveness of the compliance program is monitored. Reviews provide early warning of compliance problems, pinpointing areas of operation where training or operational checks need to be strengthened, and saving the Company time and money.

Review also provides the important benefit of serving as a defense against some of the most damaging types of litigation. Another advantage is that regulatory agencies increasingly expect bank holding companies have these internal controls in place and evaluate whether or not the systems in place to detect and correct errors are adequate.

Reports on each review will be provided to the audit committee. Subsequent internal reviews will evaluate the effectiveness of corrective action and training sessions.

Reporting of Internal Review

Reports of the results of management reviews will be provided to the Chairman of the Board and copies given to the Audit Committee. These reports will include the following items:

*        Specific review findings
*        Areas reviewed without negative findings
* Corrective measures implemented to correct noted deficiencies or weaknesses
*        Recommendations for follow-up reviews

[MILLENNIUM BANKSHARES CORPORATION]                                     Proxy



1601 Washington Plaza, Reston, Virginia  20190

--------------------------------------------------------------------------------
This proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Kelly E. Marsh and Jeff W. Dick, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Millennium Bankshares Corporation, a Virginia corporation (the "Corporation"), to be held on Thursday, May 2, 2002, or at any adjournments thereof, as follows:

1.       ELECTION OF DIRECTORS
         [  ] FOR all nominees listed below               [  ] WITHHOLD AUTHORITY
              (except as marked to contrary below)             To vote for all nominees listed below

         Stewart R. Little, David B. Morey, Gregory L. Oxley, Rolando J. Santos, M.D., Ronald W. Torrence

         INSTRUCTION: To withhold authority to vote FOR any individual nominee, write the nominee's name in the space provided below:

          ---------------------------------------------------------------------

2. APPROVAL OF THE APPOINTMENT OF THOMPSON, GREENSPON & COMPANY, P.C., AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2002.

                    [  ] FOR          [  ] AGAINST        [  ] ABSTAIN


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

                                    Please sign  exactly as name  appears.  When
                                    shares  are  held  by  joint  tenants,  both
                                    should sign.  When  signing as attorney,  as
                                    executor,    administrator,    trustee,   or
                                    guardian, please give full title as such. If
                                    a corporation, please sign in full corporate
                                    name  by  President   or  other   authorized
                                    officers. If a partnership, please sign in partnership name by authorized person.


Dated:                     , 2002
       --------------------         -------------------------------------------
                                    Signature

 -------------------------------
| Please mark, sign, date and   |
| return the proxy card         |
| promptly using the enclosed   |   -------------------------------------------
| envelope                      |   Signature if held jointly
 -------------------------------